Exhibit 10.1

RESTRICTED STOCK AWARD AGREEMENT

pursuant to the

INTERNATIONAL SECURITIES EXCHANGE, INC.

OMNIBUS STOCK PLAN

* * * * *

Participant:

Grant Date:

Number of Shares of

Restricted Stock granted:

* * * * *

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between International Securities Exchange, Inc. (the “Company”), and the Participant specified above, pursuant to the International Securities Exchange, Inc. Omnibus Stock Plan as in effect and as amended from time to time (the “Plan”); and

WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the shares of Restricted Stock provided herein to the Participant.

NOW, THEREFORE, in consideration of the mutual covenants and premises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1.    Incorporation By Reference; Plan Document Receipt.    This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

2.     Grant of Restricted Stock Award.    The Company hereby grants to the Participant, as of the Grant Date specified above, the number of shares of Restricted Stock specified above. Except as otherwise provided by Section 8.13 of the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s stockholder interest in the Company for any reason.

3.    Vesting.

3.1    [The Restricted Stock subject to this grant shall become unrestricted and vested as follows:]

3.2    If the Participant’s employment with the Company and/or its subsidiaries or Affiliates terminates for any reason (other than due to Disability, Retirement or death) prior to the vesting of all or any portion of the Restricted Stock awarded under this Agreement, such unvested portion of the Restricted Stock shall immediately be cancelled and the Participant (and the Participant’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such shares of Restricted Stock. The Committee, in its sole discretion, may determine, prior to or within ninety (90) days after the date of any such termination, that all or a portion of any the Participant’s unvested shares of Restricted Stock shall not be so cancelled and forfeited.

3.3    If the Participant’s employment with the Company and/or its subsidiaries terminates due to the Participant’s death, Disability or Retirement, the Participant shall become 100% vested in the Restricted Stock awarded under this Agreement as of the date of any such termination.

3.4    If the Participant’s employer ceases to be an Affiliate of the Company, that event shall be deemed to constitute a termination of employment under Section 3.2 above.

3.5    For purposes of this Agreement, “Disability,” if the Participant is a party to an employment agreement, shall have the same meaning as in such employment agreement, otherwise, “Disability” means disability as determined by the Committee in accordance with the standards and procedures similar to those under the Company’s or the relevant Affiliate’s long-term disability plan, if any. Subject to the first sentence of this Section 3.5, at any time that the Company or the relevant Affiliate does not maintain a long-term disability plan, “Disability” shall mean any physical or mental disability which is determined to be total and permanent by a doctor selected in good faith by the Company or the relevant Affiliate.

3.6    For purposes of this Agreement, “Retirement” shall mean the voluntary retirement by the Participant from active employment with the Company or the relevant Affiliate on or after the attainment of age 55, with at least ten (10) years of service with the Company and/or its Affiliates.

3.7    Notwithstanding any provision contained in this Section 3 to the contrary, in the event of a Change of Control, any unvested portion of Restricted Stock awarded under this Agreement shall become vested upon such Change of Control. For purposes of this Agreement, a “Change of Control” shall be deemed to have occurred when:

(i) any person or persons acting in concert (excluding Company benefit plans) becomes the beneficial owner of securities of the Company having at least 25% of the voting power of the Company’s then outstanding securities; or

(ii) the shareholders of the Company shall approve any merger or other business combination of the Company (a “Transaction”) other than a Transaction immediately following which the shareholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 65% of the voting power, directly or indirectly, of the surviving corporation in any such merger or other business combination;

(iii) within any 24 month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has expressed an intent to effect a Change of Control or engage in a proxy or other control contest); or

(iv) a plan of complete liquidation of the Company shall have been adopted or the holders of voting securities of the Company shall have approved an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company’s assets.

4.     Delivery of Unrestricted Shares.    When shares of Restricted Stock awarded by this Agreement become vested, the Participant shall be entitled to receive unrestricted Shares and if the Participant’s stock certificates contain legends restricting the transfer of such Shares, the Participant shall be entitled to receive new stock certificates free of such legends (except any legends requiring compliance with securities laws); provided that any distribution of unrestricted Shares shall in any event be made by the date that is 2-1/2 months from the end of the calendar year in which the applicable Restricted Stock vested. In connection with the delivery of the unrestricted Shares pursuant to this Agreement, the Participant agrees to execute any documents reasonably requested by the Company.

5.    Non-transferability.    Restricted Stock, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not, prior to vesting, be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Participant (or any beneficiary(ies) of the Participant), other than by testamentary disposition by the Participant or the laws of descent and distribution. Any such Restricted Stock, and any rights and interests with respect thereto, shall not, prior to vesting, be pledged, encumbered or otherwise hypothecated in any way by the Participant (or any beneficiary(ies) of the Participant) and shall not, prior to vesting, be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way any of the Restricted Stock, or the levy of any execution, attachment or similar legal process upon the Restricted Stock, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

6.    Entire Agreement; Amendment.    This Agreement contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may only be modified or amended by a writing signed by both the Company and the Participant.

7.    Notices.    Any notice which may be required or permitted under this Agreement shall be in writing and shall be delivered in person, or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

7.1    If such notice is to the Company, to the attention of the Chief Financial Officer of International Securities Exchange, Inc., 60 Broad Street, 26th Fl., New York, NY 10004, or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.

7.2    If such notice is to the Participant, at his or her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.

8.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.

9.    Compliance with Laws.    The issuance of the Restricted Stock or unrestricted Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue any of the Restricted Stock or unrestricted Shares pursuant to this Agreement if such issuance would violate any such requirements.

10.    Binding Agreement; Assignment.    This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign any part of this Agreement without the prior express written consent of the Company.

11.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

12.    Headings.    The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

13.    Further Assurances.    Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

14.    Severability.    The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his hand, all as of the Grant Date specified above.

INTERNATIONAL SECURITIES EXCHANGE, INC.

By:

Name:

Title:

[Participant]

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